UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 25, 2016

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East
Shouguang City, Shandong, PRC 262700

(Address of principal executive offices and zip code)

+86 (536) 567 0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2016, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), a subsidiary of Gulf Resources, Inc. (the “Registrant”), entered into a Demolition Compensation Agreement with the Office of Weifang City Binhai Economic-Technological Development Zone.  In connection with certain government sponsored construction projects that are underway in Weifang City, there is a need for the government to acquire the land on which Factory #6 of SCHC is located. Under the terms of the agreement, the parties have agreed on the demolition and clean-up of the premises where Factory #6 is located and Weifang City has agreed to compensate SCHC in the aggregate amount of RMB 18,529,225.67 (of USD$9,722,222) for the demolition of the factory.

The foregoing description of the Demolition Compensation is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

Item 8.01 Financial Statements and Exhibits.

On November 28, 2016, the Registrant issued a press release announcing the entry into the Demolition Compensation Agreement disclosed in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Taiwan Island Ecological Culture City Project DemolitionCompensation Agreement for Factory #6 of Shouguang CityHaoyuan Chemical Company Limited

99.1	Press Release, dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: November 29, 2016

Exhibit Index

Exhibit No.	Description

10.1	Taiwan Island Ecological Culture City Project DemolitionCompensation Agreement for Factory #6 of Shouguang CityHaoyuan Chemical Company Limited

99.1	Press Release, dated November 28, 2016